UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Cavco Industries, Inc.

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Phoenix, Arizona 85004 602-256-6263
May 21, 2009
Dear Stockholders:
It is our pleasure to invite you to attend the Cavco Industries, Inc. (“Cavco”) 2009 Annual Meeting of Stockholders. The meeting will be held on Tuesday June 30, 2009, at 9:00 a.m. (M.S.T.) at Cavco’s offices, 1001 N. Central Avenue, Suite 800, in Phoenix, Arizona. The attached Notice of Annual Meeting and Proxy Statement provide information concerning the business to be conducted at the meeting and the nominees for election as directors.
Your vote is important. Whether or not you plan to attend the meeting, please vote your shares using the Internet, by telephone, or by completing, signing, dating, and returning the accompanying proxy in the enclosed envelope. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your proxy and vote in person at the meeting if you desire.
Thank you for your support.
Sincerely,
Joseph H. Stegmayer
Chairman of the Board of Directors
President and Chief Executive Officer

Notice of Annual Meeting of Stockholders of Cavco Industries, Inc.

Time:	9:00 a.m. (M.S.T.), Tuesday June 30, 2009

Place:	Cavco Industries, Inc.’s (“Cavco”) Offices 1001 N. Central Avenue, Suite 800 Phoenix, Arizona 85004

Items of Business:	1. To elect two directors comprising a class of directors to serve until the annual meeting of stockholders in 2012, or until their successors have been elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2010; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Annual Reports:	The 2009 Annual Report to Stockholders, which includes the Annual Report on Form 10-K, is attached or may be viewed on the Company’s website at http://www.cavco.com/investorrelations/annualmeeting.

Who Can Vote:	You can vote if you were a stockholder of record at the close of business on May 8, 2009.

Date of Mailing:
The Notice of Internet Availability of Proxy Materials is being mailed to stockholders on or about May 21, 2009. This notice and Proxy Statement will also be available to stockholders on or about May 21, 2009.

By Order of the Board of Directors

JAMES P. GLEW
Secretary
To ensure representation of your shares at the annual meeting, you must vote and submit the proxy by telephone, over the Internet or by mail in the manner described in the accompanying proxy. All stockholders are encouraged to review the accompanying proxy statement.

CAVCO INDUSTRIES, INC.
PROXY STATEMENT
Annual Meeting of Stockholders
to be Held June 30, 2009
INTRODUCTION
The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of Cavco Industries, Inc., a Delaware corporation (“Cavco”), for use at the annual meeting of stockholders of Cavco to be held on June 30, 2009, at 9:00 a.m. (M.S.T.), and at any adjournment thereof. The mailing address of Cavco’s executive offices is 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004.
In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the Internet, which can be accessed on Cavco’s website at www.cavco.com/investorrelations/annualmeeting. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless specifically requested. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
It is anticipated that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about May 21, 2009.
Purposes of the Annual Meeting
At the annual meeting, action will be taken on the following matters:
(1)	Election of two directors comprising a class of directors to serve until the annual meeting of stockholders in 2012, or until their successors have been elected and qualified;
(2)	Ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2010; and
(3)	Such other business as may properly come before the meeting.
Our board of directors does not know of any matters that may be acted upon at the annual meeting other than the matters set forth in the following pages.
Recommendation of the Board of Directors
Our board recommends a vote FOR the election of the nominees for director named in the accompanying proxy and a vote FOR the ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2010.

ABOUT THE MEETING
Who Can Vote
Record holders of common stock, par value $.01 per share, of Cavco at the close of business on May 8, 2009 may vote at the annual meeting. On that date, the issued and outstanding capital stock of Cavco entitled to vote at the annual meeting consisted of 6,506,843 shares of common stock. Each holder of common stock will be entitled to one vote per share on the election of directors and each other matter that is described above or that may be properly brought before the meeting. There are no cumulative voting rights.
How You Can Vote
Stockholders can vote their shares of common stock at the annual meeting by voting and submitting the accompanying proxy by telephone, over the Internet, or by completing, signing, dating and returning the proxy in the enclosed envelope.
How Proxies Will be Voted
Shares represented by valid proxies received by telephone, over the Internet or by mail will be voted at the annual meeting in accordance with the directions given. If no specific choice is indicated, the shares represented by all valid proxies received will be voted FOR the election of the nominees for director named in the proxy and FOR the ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2010.
Our board does not intend to present, and has no information that others will present, any business at the annual meeting other than as is set forth in the attached notice of the meeting. However, if other matters requiring the vote of stockholders come before the annual meeting, the persons named in the accompanying proxy intend to vote the proxies held by them in accordance with their best judgment in such matters.
How to Revoke Your Proxy
You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the annual meeting and voting in person or by written notice to Cavco addressed to James P. Glew, Secretary, Cavco Industries, Inc., 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004. No such revocation will be effective, however, unless received by us at or prior to the annual meeting. Attending the meeting does not revoke your proxy.
Quorum and Required Vote
The presence at the annual meeting, in person or by proxy, of a majority of the shares of common stock entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.
The nominee for director receiving a plurality of the votes cast at the meeting in person or by proxy will be elected. The ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm will be approved if the proposal receives the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, the proposal. Abstentions and broker non-votes will have no effect on the election of directors or the ratification of the appointment of Ernst & Young LLP.
Expenses of Soliciting Proxies
We will bear the cost of soliciting proxies for the annual meeting. Solicitation may be made by mail, personal interview, telephone or other electronic means by our officers and other employees, who will receive no additional compensation therefor.

STOCK OWNERSHIP
Management
The following table sets forth information, as of May 12, 2009, with respect to the beneficial ownership of shares of Cavco common stock by each director, director nominee and executive officer named in the Summary Compensation Table under “Executive Compensation,” individually itemized, and by all directors, director nominees and executive officers of Cavco as a group. Except as otherwise indicated, all shares are owned directly, and the owner has sole voting and investment power with respect thereto.
COMMON STOCK OWNERSHIP INFORMATION IS DATED MAY 12, 2009

	Cavco Common stock (1)
	Number of Shares	Percent
Name of Beneficial Owner	Beneficially Owned	of Class

William C. Boor	5,625	*
Steven G. Bunger	8,750	*
David A. Greenblatt	2,500	*
Jack Hanna	10,000	*
Joseph H. Stegmayer	622,862	9.57%
Daniel L. Urness	4,527	*
All directors, director nominees and executive officers of Cavco as a group (6 persons)	654,264	10.06%

*	Less than 1%.

(1)	Shares covered by stock options that are outstanding under the Cavco Industries, Inc. Stock Incentive Plan and exercisable on May 12, 2009 or within 60 days are included as “beneficially owned” pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Amounts include the following shares that may be acquired upon exercise of such stock options: Mr. Boor — 5,625 shares Mr. Bunger — 8,750 shares; Mr. Greenblatt — 2,500 shares; Mr. Hanna — 10,000 shares; Mr. Stegmayer — 511,080 shares; Mr. Urness — 4,000 shares; and all directors, director nominees and executive officers of Cavco as a group — 541,955 shares.

Principal Stockholders
The following table sets forth information with respect to the persons, other than Mr. Stegmayer, that have reported beneficial ownership of more than five percent of the outstanding shares of Cavco common stock according to statements on Schedule 13D or 13G as filed by such persons with the SEC on or before May 12, 2009. Information regarding Mr. Stegmayer’s beneficial ownership of Cavco common stock is set forth under “Management” above.
PRINCIPAL STOCKHOLDER INFORMATION IS DATED MAY 12, 2009

Name and Address	Amount		Percent
Of Beneficial Owner	Beneficially Owned		of Class

Met Investors Advisory, LLC 5 Park Plaza, Suite 1900 Irvine, CA 92614	829,540	(1)	12.75%

T. Rowe Price Associates, Inc. (MD) 100 East Pratt Street Baltimore, MD 21202-1009	678,440	(2)	10.40%

Barclay’s Global Investors NA 45 Fremont Street San Francisco, CA 94105	669,449	(3)	10.31%

Columbia Wanger Asset Management, L.P. 227 West Monroe Street Suite 3000 Chicago, IL 60606-5016	663,000	(4)	10.20%

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	657,973	(5)	10.13%

GAMCO Investors, Inc. 1 Corporate Center Rye, NY 10580-1422	627,028	(6)	9.64%

Neuberger Berman LLC 605 Third Avenue 2nd floor New York, NY 10158-3698	517,524	(7)	7.97%

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	445,273	(8)	6.85%

Royce & Associates LLC 1414 Ave of The Americas New York, NY 10019	422,482	(9)	6.50%

(1)	Information regarding Met Investors Advisory, LLC (“Met Investors”) is based solely upon a Schedule 13G filed with the SEC on April 15, 2009. Met Investors reported that it possessed shared voting and shared dispositive power with respect to all of the shares.

(2)	Information regarding T. Rowe Price Associates, Inc. (“Price Associates”) is based solely upon a Schedule 13G filed with the SEC on February 12, 2009. Price Associates has informed Cavco that these securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 525,000 shares, representing 8.00% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates reported having sole voting power with respect to 151,500 shares and sole dispositive power with respect to all shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Information regarding Barclay’s Global Investors, NA (“Barclays”) is based solely upon a Schedule 13G filed with the SEC on February 5, 2009. Barclays reporting that it possessed sole voting power with respect to 661,458 shares and sole dispositive power with respect to all of the shares.

(4)	Information regarding Columbia Wanger Asset Management, L.P. (“Columbia Wanger”) is based solely upon a Schedule 13G filed with the SEC on February 6, 2009. Columbia Wanger reported having sole voting and dispositive power over all of the shares.

(5)	Information regarding Wells Fargo & Company (“Wells”) is based solely upon a Schedule 13G filed with the SEC on January 12, 2009. Wells reported that it possessed sole voting power with respect to 648,736 shares, sole dispositive power with respect to 657,213 shares, and shared dispositive power with respect to 760 shares.

(6)	Information regarding GAMCO Investor’s, Inc. (“GAMCO”) is based solely upon a Schedule 13D filed with the SEC on March 6, 2009 by Mario J. Gabelli, and other entities that are directly or indirectly controlled by Mr. Gabelli or for which he acts as chief investment officer. GAMCO reported having sole voting power over 616,028 shares and sole dispositive power over all of the shares. Included in the Schedule 13D are Gabelli Funds, LLC, GAMCO Asset Management, Inc., and Gabelli Advisers, Inc.

(7)	Information regarding Neuberger Berman LLC (“Neuberger Berman”) is based solely upon a Schedule 13G filed with the SEC on February 12, 2009. Neuberger Berman reported having sole voting power over 419,727 shares and shared dispositive power over all of the shares.

(8)	Information regarding Dimensional Fund Advisors LP (“Dimensional”) is based solely upon a Schedule 13G filed with the SEC on February 9, 2009. Dimensional reported that it possessed sole voting power with respect to 431,048 shares and sole dispositive power with respect to all of the shares.

(9)	Information regarding Royce & Associates LLC (“Royce”) is based solely upon a Schedule 13G/A filed with the SEC on January 23, 2009. Royce reported that it possessed sole voting and dispositive power with respect to all of the shares.

ELECTION OF DIRECTORS AND RELATED MATTERS
Cavco’s Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the division of the board of directors into three classes, with the directors in each class to hold office for staggered terms of three years each. Each class of directors is to consist, as nearly as possible, of one-third of the total number of directors constituting the entire board. There are presently two directors in the class whose terms expire at the 2009 annual meeting, one director in the class whose term expires at the 2010 annual meeting, and two directors in the class whose terms expire at the 2011 annual meeting. Each director holds office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.
Steven G. Bunger and Jack Hanna, the members of the board whose terms expire at the 2009 annual meeting, will stand for re-election at the 2009 annual meeting. Messrs. Bunger and Hanna have been nominated for service as directors by our independent directors and the full board pursuant to the procedures described under “Director Nominating Process” below. Unless contrary instructions are indicated on the proxy, it is intended that the shares represented by the accompanying proxy will be voted for the election of these two nominees or, if the nominees become unavailable (which we do not anticipate), for such substitute nominees as the board shall designate. A plurality of votes cast at the annual meeting, in person or by proxy, is required to elect a board nominee. The nominees and the continuing directors furnished to Cavco the biographical information appearing below.
Recommendation of the Board of Directors
The board recommends that the stockholders vote FOR the election of Messrs. Bunger and Hanna.
Our board of directors has determined that all the members of the board, other than Joseph H. Stegmayer, who is an employee of Cavco, are “independent” in accordance with (1) the applicable requirements of the Exchange Act, and the rules adopted by the SEC thereunder and (2) the applicable NASDAQ Marketplace Rules (the “NASDAQ Rules”), including Rule 5605(a)(2).
Nominees for Director Standing for Election
Steven G. Bunger, 48, is a member of our Audit Committee and has been a member of our board since April 2004. Since 2001, he has served as Chairman of the Board of Mobile Mini, Inc. (“Mobil Mini”), the nation’s largest publicly owned provider of portable storage containers and mobile offices. He is also the President and Chief Executive Officer of Mobile Mini, having served in those capacities since 1997. Mr. Bunger joined Mobile Mini in 1983. Since that time, he has held numerous positions with Mobile Mini, including Vice President of Operations and Marketing and Executive Vice President and Chief Operating Officer.
Jack Hanna, 62, is chairman of our Compensation Committee and has been a member of our board since 2003. Since 2007, Mr. Hanna has hosted Jack Hanna’s Into the Wild, a nationally syndicated television program and spends the majority each year filming and lecturing around the world. From 1993 through 2006, Mr. Hanna hosted Jack Hanna’s Animal Adventures, a nationally syndicated television program. Since 1992, Mr. Hanna has served as Director Emeritus of the Columbus Zoo and Aquarium in Columbus, Ohio.
Continuing Directors
Term Expiring in 2010
David A. Greenblatt, 48, currently serves as Senior Vice President and Deputy General Counsel for Eagle Materials Inc. (“Eagle Materials”), an NYSE-listed company specializing in the construction products and building materials business and headquartered in Dallas, Texas, where he actively manages legal matters and project development. Previously, he worked for Eagle Materials as its General Counsel from 1993 until 1998 and as Senior Vice President — Mergers & Acquisitions from 2000 to 2002. He has also worked in various roles for Centex Corporation (“Centex”), including Vice President and General Counsel of its Investment Real Estate Group and Vice President and Assistant General Counsel of Centex. Prior to joining Centex, Mr. Greenblatt was an associate for over 5 years in the corporate and securities group of Hughes & Luce (now K&L Gates) in Dallas.

Terms Expiring in 2011
Joseph H. Stegmayer, 58, serves as our Chairman of the Board, President and Chief Executive Officer. He has served as President and Chief Executive Officer and as a member of the board of directors of Cavco and its predecessor since March 2001. Mr. Stegmayer also served as President of Centex’s manufactured housing holding company, Centex Manufactured Housing Group, LLC, from September 2000 until Cavco’s spin-off from Centex June 2003. Prior to joining Cavco, Mr. Stegmayer served as Executive Vice President of Champion Enterprises, Inc., a company that builds and sells manufactured homes and as President, Vice Chairman and Chairman of the Executive Committee of Clayton Homes, Inc., a company that builds, sells, finances and insures manufactured homes and operates planned housing communities.
William C. Boor, 43, is Senior Vice President-Business Development of Cliffs Natural Resources, Inc. (“Cliffs”). Mr. Boor joined Cliffs in May 2007 after having served as Executive Vice President, Strategy and Development, at American Gypsum Company, a subsidiary of Eagle Materials Inc. from 2005 to 2007. From 2002 to 2005, Mr. Boor served as Senior Vice President — Corporate Development and Investor Relations of Eagle Materials. From 2001 to 2002 he served as Vice President — Corporate Development of Centex. He also has held key leadership roles at Weyerhaeuser Co. and Procter & Gamble Co. In his current capacity, Mr. Boor has responsibilities for identifying and leading initiatives to support the growth of Cliffs. He has diverse experience in manufacturing management, process engineering, financial management, investor relations and marketing.
Director Compensation
Only non-employee directors are compensated for service as a director. Upon commencement of service, non-employee directors receive a one time grant of an option to purchase 10,000 shares of Cavco common stock. Annually, non-employee directors receive compensation in the form of a $15,000 retainer fee, a grant of an option to purchase 2,500 shares of Cavco common stock, and an additional $1,000 for each board meeting attended. Members of board committees also receive a fee of $1,000 for each committee meeting attended and the chairperson of the Audit Committee receives an additional $4,000 per year for such service.
All options awarded to non-employee directors have a seven-year term, a per share exercise price equal to the fair market value of a share of common stock of Cavco on the date of grant, and become exercisable at the rate of 25% on the date of grant and an additional 25% on the following three anniversaries of the date of grant. All rights to exercise the options terminate within four (4) months of the date that the non-employee director ceases to be a director of Cavco for any reason other than death or disability. However, if the non-employee director held the position for at least ten (10) years, the options will vest on the date that the non-employee director ceases to be a director and all rights to exercise the options will terminate three (3) years thereafter.
All board members are reimbursed for reasonable expenses of attending board and committee meetings.

DIRECTOR COMPENSATION
The following table provides information regarding compensation provided to the non-employee directors of Cavco during fiscal 2009.

	Fees Earned
	or Paid in Cash	Option	Total
Name	($) (1)	Awards ($) (2)	($)
William C. Boor	25,000	48,038	73,038
Steven G. Bunger	28,000	42,476	70,476
Jacqueline Dout (3)	17,500	(4)	17,500
David A. Greenblatt	9,500	39,788	49,288
Jack Hanna	24,000	31,100	55,100
Mike Thomas (5)	6,000	—	6,000

(1)	Amounts in this column include the annual retainer and meeting fees earned, regardless of when paid.

(2)	Amounts in this column include the compensation cost recognized for financial statement reporting purposes under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-based Payment (“FAS 123R”), with respect to awards of options (i.e., grant date fair value amortized over the requisite service period, but disregarding any estimate of forfeitures related to service-based vesting conditions). The amounts described include the fiscal year compensation cost for awards made in fiscal year 2009 using the FAS 123R modified prospective transition method. We describe the assumptions made in this valuation in Note 7 to the Consolidated Financial Statements filed with the Form 10-K in the discussion below. As of March 31, 2009, each director had the following number of options outstanding: Mr. Boor — 10,000 shares granted on July 9, 2008; Mr. Bunger — 10,000 shares (5,000 granted on April 27, 2006; 2,500 granted on April 27, 2007; 2,500 granted on April 27, 2008); Mr. Greenblatt — 10,000 shares granted on October 21, 2008; and Mr. Hanna — 13,750 shares (1,250 granted on March 31, 2005; 5,000 granted on November 30, 2005; 2,500 granted on September 22, 2006; 2,500 granted on September 22, 2007, and 2,500 granted on September 22, 2008). Options are granted on the date of the director’s initial election to the Board and the anniversary date of such election. The options vest at the rate of 25% on the date of grant and an additional 25% on each of the following three anniversaries of the date of grant.
Options are granted on the date of the director’s initial election to the Board and the anniversary date of such election.

(3)	Ms. Dout resigned effective October 21, 2008. David A. Greenblatt was appointed to fill the vacancy left by Ms. Dout.

(4)	On September 22, 2008, Ms. Dout received a grant of an option to purchase 2,500 shares. However, as a result of her October 21, 2008 resignation, these shares were forfeited on February 21, 2009.

(5)	Mr. Thomas served as a director through the July 9, 2008 Annual Meeting of Stockholders, but did not stand for re-election.
Board and Committee Meetings
During Cavco’s fiscal year ended March 31, 2009, our board held five regularly scheduled meetings and one special meeting. Each of our incumbent directors attended all of the meetings of the board and board committees on which they served in fiscal year 2009.

All board members are expected to attend our annual meetings of stockholders, unless an emergency or unavoidable conflict prevents them from doing so. At our 2008 annual meeting of stockholders, all directors serving at that time were present.
Director Nominating Process
Selection by Independent Directors. The board of directors has adopted resolutions, as required by the NASDAQ Rules, providing for the nomination of directors by the independent directors of the board. Accordingly, the board of directors has not established a nominating committee. The board’s director nominating process involves the independent directors constituting a majority of entire board and promotes flexibility and independence. Generally, director nominees are identified and screened by all independent directors. For any nominee to be placed on Cavco’s ballot for voting by Cavco’s stockholders at any meeting of stockholders of Cavco, such nominee must first be approved by a majority of the independent directors of Cavco (excluding such nominee), and by a majority of the entire board of directors (first with the nominee abstaining, and then with the nominee voting). The board may form a nominating committee in the future at such time as the board determines that a committee structure is necessary or useful in the director nominating process.
Director Qualifications. The independent directors evaluate potential director nominees according to the following criteria:
•	decisions for nominating candidates are based on the business and corporate governance needs of Cavco and if the need for a director exists, then candidates are evaluated on the basis of merit, qualifications, performance and competency;
•	the independent directors consider the composition of the entire board when evaluating individual directors, including the diversity of experience and background represented by the board; the need for financial, business, academic, public or other expertise on the board and its committees; and the desire for directors working cooperatively to represent the best interests of Cavco, its stockholders and employees, and not any particular constituency;
•	a majority of our board must be comprised of “independent” directors in accordance with applicable NASDAQ Rules;
•	we seek directors with the highest personal and professional character and integrity who have outstanding records of accomplishment in diverse fields of endeavor, and who have obtained leadership positions in their chosen business or profession;
•	candidates must be willing and able to devote the necessary time to discharge their duties as a director, and should have the desire to represent and evaluate the interests of Cavco as a whole;
•	candidates must be free of conflicts of interest that would interfere with their ability to discharge their duties as a director or that would violate any applicable law or regulation; and
•	candidates must also meet any other criteria as determined by the independent directors, which may differ from time to time.
Nominations by Stockholders. Our bylaws also impose some procedural requirements on stockholders who wish to:
•	make nominations for the election of directors;
•	propose that a director be removed; or
•	propose any other business to be brought before an annual meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before an annual meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with, among other specified information, the following:
•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;
•	the stockholder’s name and address;
•	the number of shares beneficially owned by the stockholder;
•	the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements or understandings with such persons; and
•	the number of shares beneficially owned by each person with whom the stockholder is acting in concert.
To be timely, a stockholder must deliver notice:
•	in connection with an annual meeting of stockholders, not less than 90 nor more than 180 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held;
•	in connection with a special meeting of stockholders to elect directors, not less than 40 nor more than 60 days prior to the date of the special meeting; or
•	in connection with a special meeting of stockholders for purposes other than the election of directors, not less than 10 nor more than 60 days prior to the date of the special meeting.
In order to submit a nomination for our board of directors, a stockholder must also submit information with respect to the nominee that would be required to be included in a proxy statement, as well as other specified information. If a stockholder fails to follow the required procedures, the stockholder’s nominee or proposal will be ineligible for election or other action and will not be voted on by our stockholders.
Audit Committee
Our Audit Committee is composed of three directors, Messrs. Bunger, Boor and Greenblatt, who satisfy the independence requirements set forth in (1) Section 10A(m) of the Exchange Act and the rules adopted by the SEC thereunder and (2) applicable NASDAQ Rules. The Audit Committee functions under a charter, which was initially adopted by our board of directors on September 22, 2003, and amended on March 18, 2008. The Audit Committee Charter is posted on our website at www.cavco.com.
The board of directors has determined that one or more of the members of the Audit Committee meets the definition of “Audit Committee financial expert” as such term is defined under SEC rules. William C. Boor, the chairperson of the Audit Committee, is currently the Senior Vice President-Business Development, of Cliffs, an international mining company. Prior to that position, Mr. Boor was Executive Vice President, Strategy and Development, at American Gypsum Company, a company that manufactures, sells, and distributes gypsum wallboard products. Mr. Boor earned an MBA from Harvard University in 1994 and is a Chartered Financial Analyst (CFA). Accordingly, the board of directors has determined that Mr. Boor meets the qualifications of an “Audit Committee financial expert” in accordance with the SEC rules and similar sophistication requirements under the NASDAQ Rules.
The Audit Committee assists the board in its general oversight of (1) the quality and integrity of Cavco’s accounting, auditing and financial reporting practices and processes, (2) the financial information to be provided to Cavco stockholders, (3) the systems of internal control established by management, the Audit Committee and the board, (4) compliance with Cavco’s code of ethics, (5) the independence, qualification and performance of Cavco’s independent auditors and (6) Cavco’s internal and external audit process.

The following are certain key responsibilities of the Audit Committee:
•	the selection, appointment, compensation, evaluation, retention and oversight of the work of any independent auditors engaged to issue an audit report or related work or performing other audit, review or attest services for Cavco, including all audit engagement fees, and approving all non-audit services;
•	establishment of procedures for (1) the receipt, retention and treatment of complaints received by Cavco regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by Cavco employees of concerns regarding questionable accounting or auditing matters;
•	discuss the annual audited financial statements and quarterly financial statements of Cavco and other significant financial disclosures with management and the independent auditors of Cavco, including Cavco’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any other matters required to be reviewed under applicable legal or regulatory requirements;
•	discuss policies with respect to risk assessment and risk management;
•	prepare the report required to be included in Cavco’s annual proxy statement regarding review of financial statements and auditor independence (the report for fiscal year 2009 is included below); and
•	review and reassess at least annually the adequacy of the Audit Committee charter and recommend appropriate changes to the board.
The Audit Committee also reviews Cavco’s corporate compliance program. The Audit Committee meets separately with the independent auditors, outside the presence of Cavco’s management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information.
During the last fiscal year, the Audit Committee met five times. All of the members attended all of the meetings.
Report of the Audit Committee
The Audit Committee has: (i) reviewed and discussed Cavco Industries Inc.’s (“Cavco”) audited financial statements as of and for the year ended March 31, 2009 with our management; (ii) discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (iii) received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; (iv) discussed with the independent registered public accounting firm such independent registered public accounting firm’s independence; and (v) discussed with management critical accounting policies and the processes and controls related to the President and Chief Executive Officer and the Chief Financial Officer financial reporting certifications required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany Cavco’s periodic filings with the SEC. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Cavco’s Annual Report on Form 10-K for the year ended March 31, 2009.
Audit Committee of the Board of Directors
William C. Boor, Chairperson
Steven G. Bunger
David A. Greenblatt

Compensation Committee
The Compensation Committee of our board of directors reviews and approves, or recommends to the board for approval, all salary and other remuneration for our executive officers and oversees matters relating to our employee compensation and benefit programs. The Compensation Committee is comprised of Jack Hanna, its Chairman, William C. Boor, and David A. Greenblatt.
No member of the Compensation Committee is an employee of Cavco. The Compensation Committee operates pursuant to a written charter that sets forth its functions and responsibilities. The Compensation Committee Charter is posted on our website at www.cavco.com.
The Compensation Committee is charged with assisting the Board in:
•	assessing whether the various compensation programs of Cavco are designed to attract, motivate, and retain the senior management necessary for Cavco to deliver consistently superior results and are performance based, market driven, and stockholder aligned;
•	its oversight of specific incentive compensation plans adopted by Cavco, with the approval of the Compensation Committee, including stock plans and short term and long term incentive compensation plans for members of senior management of Cavco;
•	its approval, review and oversight of benefit plans of Cavco, and;
•	its oversight of the performance and compensation of the Chief Executive Officer of Cavco and the other members of the senior management of Cavco.
The Compensation Committee met three times during the fiscal year and all members attended each meeting.
For information regarding the process and procedures for consideration and determination of executive and director compensation, please see the Compensation Discussion and Analysis below.
Communicating With Our Board
You can communicate with any member of our board of directors by sending the communication to Cavco Industries, Inc., 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004, to the attention of the director or directors of your choice. We relay these communications addressed in this manner as appropriate. Communications addressed to the attention of “The Board of Directors” are forwarded to the chairperson of our Audit Committee for review and further handling.
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The purpose of this compensation discussion and analysis is to provide information about each material element of compensation that we pay or award to, or that is earned by, our named executive officers. For fiscal year 2009, our named executive officers were Joseph H. Stegmayer, our Chairman, Chief Executive Officer, and President; and Daniel L. Urness, our Chief Financial Officer, Vice President, and Treasurer.
Overview
Our executive compensation program for our named executive officers is relatively uncomplicated, consisting of cash compensation comprised of base salary and a cash bonus, as well as awards of options to purchase shares of our common stock or grants of restricted stock. Generally, we do not offer perquisites to our named executive officers. We do not have a defined benefit pension plan or any other similar retirement plan; however our named executive officers are permitted to participate in Cavco’s 401(k) plan and other health and welfare programs that are generally available for all other full-time employees.

Compensation Committee
Our Compensation Committee of our board of directors reviews and approves, or recommends to the board for approval, all salary and other remuneration for our executive officers and oversees matters relating to our employee compensation and benefit programs.
Benchmarking
Market pay levels are one of many elements used by Cavco to maintain competitive pay opportunities for our named executive officers. We consider our compensation peer group for benchmarking the Chief Executive Officer and Chief Financial Officer compensation to include the following publicly traded manufactured housing companies: Cavalier Homes; Champion Enterprises, Inc.; Fleetwood Enterprises, Inc.; Palm Harbor Homes, Inc.; and Skyline Corporation.
Role of Compensation Consultants
The Compensation Committee has authority to retain compensation consultants in determining or recommending executive or director compensation pursuant to its written charter (including the sole authority to approve such consultant’s fees and other retention terms). The Compensation Committee did not engage a compensation consultant during fiscal year 2009 and relied primarily on its analysis of peer group performance and compensation data.
Role of Management in Establishing and Awarding Compensation
The Compensation Committee annually reviews and approves the base salary levels and incentive opportunity levels for Cavco’s named executive officers. Following the conclusion of each fiscal year, the Compensation Committee then makes a recommendation of incentive compensation awards to be paid to the named executive officers. Upon this recommendation, the board makes all final compensation decisions related to our named executive officers. In addition, our Chief Executive Officer, with the assistance of the Human Resources Department and General Counsel, regularly provides information and recommendations to the Compensation Committee on the performance of the Chief Financial Officer, appropriate levels and components of compensation, including equity grants, as well as such other information as the Compensation Committee may request.
Following the conclusion of a fiscal year, the Committee reviews and makes recommendations to the board with respect to incentive compensation awards for the Chief Executive Officer and the other members of senior management of Cavco, including awards under short-term and long-term incentive compensation plans. To assist the Compensation Committee with its review, management provides the committee with peer group performance results and compensation data and other information as requested by the committee. The board then reviews the recommendations of the Compensation Committee and considers the approval of such incentive compensation awards.
Objectives of Cavco’s compensation programs
Cavco’s executive compensation program is structured to achieve the following objectives:
•	to attract, retain and motivate highly qualified, energetic and talented executives necessary for Cavco to deliver consistently superior results;

•	to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures that have a direct effect on stockholder values; and

•	to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.

Components of Executive Compensation
In structuring the specific components of executive compensation, Cavco is guided by the following principles:
•	compensation programs should be performance based, market driven and stockholder aligned;

•	annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and similar types of companies that engage in one or more of the principal businesses in which Cavco engages;

•	bonus payments should vary with the individual’s performance and Cavco’s financial performance; and

•	a significant portion of compensation should be in the form of long-term, equity-linked incentive compensation that aligns the interests of executives with those of the stockholders and that creates rewards for long-term sustained company performance and the achievement of Cavco’s strategic objectives.
The Compensation Committee attempts to structure its compensation programs to the named executive officers as performance-based compensation that is tax deductible. However, the Compensation Committee may award compensation that is or could become non-deductible when such awards are in the best interest of Cavco, balancing tax efficiency with long-term strategic objectives.
Base Salary
The Compensation Committee is responsible for recommending to the board the base salary levels for the named executive officers. In developing salary amounts, the Compensation Committee reviews the salaries for similar positions in similarly-sized companies that primarily engage in the manufactured housing business. In setting base salary levels, the Compensation Committee also considers the executive’s experience level and potential for significant contributions to Cavco’s profitability.
Mr. Stegmayer’s employment agreement specifies an initial base salary and requires Cavco to review the base salary at such times as Cavco regularly reviews the compensation being paid to its executives generally (but no less frequently than once each year). Upon completion of such review, Cavco may in its sole discretion adjust Mr. Stegmayer’s current base salary; however, Cavco may not decrease Mr. Stegmayer’s then current base salary without his prior written consent. Mr. Stegmayer has declined an increase in base pay each year since April of 2004, when his salary was raised from $225,000 per annum to the current amount of $236,250 per annum. Mr. Urness, who does not have an employment agreement, was paid a base salary of $165,000 in fiscal year 2009. Mr. Urness’ base salary for fiscal year 2009 is consistent the base salary paid to the chief financial officers in Cavco’s peer group and is reflective of the annual review of his performance. Mr. Urness’ base salary was set by the Compensation Committee based upon the recommendation of our Chief Executive Officer. See the Summary Compensation Table on page 17.
Incentive Bonus
Incentive compensation for Mr. Stegmayer is derived from his employment agreement and is based solely upon Cavco’s earnings performance. Mr. Stegmayer receives a cash bonus in an amount equal to 3% of the first $2.5 million of pretax income for the fiscal year and 6% of pretax income for the fiscal year in excess of such amount. See the Summary Compensation Table on page 17. Based on this formula, for the fiscal year ended March 31, 2009, on May 19, 2009, the Board paid Mr. Stegmayer a bonus in the amount of $9,660.

Incentive Compensation for Mr. Urness is paid at the sole discretion of Cavco’s board in accordance with the incentive compensation program that is considered and adopted annually by the Compensation Committee. On July 10, 2008, the Compensation Committee, approved the Vice President and Chief Financial Officer Incentive Compensation Plan for Fiscal Year 2009 (the “CFO Incentive Plan”) for Mr. Urness, consisting of two components: (i) a performance bonus; and (ii) a non-qualified stock option grant. Under the performance bonus component, Mr. Urness was to have the opportunity to earn a cash bonus up to an amount equal to 1.5% of the first $7.5 million of pretax income for the fiscal year ended 2009 plus 3% of pretax income for the fiscal year ended 2009 above $7.5 million. The non-qualified stock option grant consisted of an option to purchase up to 10,000 shares of common stock. However, on May 12, 2009 the CFO Incentive Plan’s performance bonus component was amended and superseded. On May 12, 2009, under the amended the CFO Incentive Plan, the board awarded Mr. Urness a cash bonus of $36,000. On May 19, 2009 the board awarded an additional bonus of $24,000. Both awards were based upon the Compensation Committee’s evaluation of his performance for the fiscal year ended March 31, 2009 and his assumption of human resources related duties during the year. See the Summary Compensation Table on page 17.
Long-Term Compensation
The existing stock incentive program of Cavco, which is subject to annual review and may be revised or superseded in the future, is designed to provide incentive to the participants under such program, which include the named executive officers, to focus on maximizing Cavco’s return to stockholders and to plan and prepare properly for Cavco’s future. Stock options or grants of restricted stock may be granted at the fair market value on the date of the grant under the Cavco Industries, Inc. Stock Incentive Plan and the Cavco Industries, Inc. 2005 Stock Incentive Plan. All outstanding stock options have been granted under the Cavco Industries, Inc. Stock Incentive Plan.
There were no stock incentive awards made to Mr. Stegmayer during Fiscal Year 2009; however, stock incentive awards may be considered in future periods.
On July 10, 2008, consistent with Cavco’s objective of creating incentives for its executive officers to increase stockholder returns by establishing a direct and substantial link to executive compensation, Cavco granted to Mr. Urness a non-qualified option to purchase up to 10,000 shares of common stock, subject to a five year pro-rata vesting schedule commencing on the first anniversary of the grant date. See the Summary Compensation Table on page 17.
Perquisites and Other Compensation
Cavco does not offer perquisites. Mr. Stegmayer’s employment agreement does provide for an automobile allowance; however, Mr. Stegmayer has never used this allowance. The named executive officers may participate in Cavco’s 401(k) plan and other health and welfare programs that are available to all other full-time employees.
Employment, Severance, and Change in Control Agreements
Mr. Stegmayer’s employment agreement, as amended on March 26, 2007, provides for: (a) a term ending September 30, 2008, and is automatically extended for successive one-year periods unless the board or Mr. Stegmayer elects not to renew the term by notice to the other at least 90 days prior to the end of the three-year term or any renewal term; (b) an annual base salary of no less than $225,000; (c) an annual cash bonus in an amount equal to 3% of the first $2.5 million of pretax income for the fiscal year and 6% of pretax income for the fiscal year in excess of such amount; and (d) certain fringe benefits. During fiscal year 2009, Mr. Stegmayer declined any fringe benefits that are not generally available to salaried employees.
Mr. Stegmayer’s employment agreement includes provisions for certain payments to be made upon his termination or resignation. If Cavco terminates Mr. Stegmayer’s employment for cause, or if he voluntarily resigns prior to the occurrence of a Change in Control, as defined in the agreement, of Cavco at a time when there is no uncured breach by Cavco of the agreement, then in either case he is entitled to receive only his then current base salary on a pro rata basis to the date of such termination or resignation. If Mr. Stegmayer dies, or becomes disabled, or if Cavco terminates his employment without cause prior to the occurrence of a Change in Control, or if he resigns because of a breach by Cavco of this agreement, then in each case Cavco must continue to pay his base salary for each fiscal year under the remaining term of the employment agreement and the Average Bonus (as defined in the agreement) for such year(s), plus an additional year of base salary, and Average Bonus and health insurance for such additional year. If within two years after the occurrence of a Change in Control of Cavco (a) Cavco terminates Mr. Stegmayer’s employment hereunder for any reason other than for cause, or (b) he voluntarily resigns his employment hereunder for any reason, then in each case Cavco must pay to him a lump sum termination payment equal to two times the sum of his then current base salary and Average Bonus.

We do not have a written or oral employment, severance or change in control agreement with Mr. Urness. Certain restricted stock award agreements with Mr. Urness provide for full vesting of all restricted shares in the event of his termination of service, other than as a result of: (i) a termination for cause; (ii) a voluntary resignation when there is no uncured breach by Cavco of any obligation or duty owed by Cavco to him; (iii) disability; or (iv) death; however, Mr. Urness must have been in continuous service since the grant date.
Tax considerations
Section 162(m) of the Internal Revenue Code (the “Code”) limits the deductibility of executive compensation paid by publicly held corporations to $1 million for each executive officer named in this Proxy Statement. The $1 million limitation generally does not apply to compensation that is considered performance-based. Non-performance-based compensation paid to Cavco’s executive officers for the 2009 fiscal year did not exceed the $1 million limit per employee. Cavco believes that its compensation policy satisfies section 162(m). As a result, Cavco believes that the compensation paid under this policy is not subject to limits of deductibility. However, there can be no assurance that the Internal Revenue Service would reach the same conclusion. Moreover, Cavco has a change in control agreement with one of its executive officers, its Chief Executive Officer. Cavco will not be entitled to a deduction with respect to payments that are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section, such payments will subject the recipients to a 20% excise tax.
Compensation Committee Report
The Compensation Committee of Cavco has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee of the Board of Directors
Jack Hanna, Chairperson
William C. Boor
David A. Greenblatt
Compensation Committee Interlocks and Insider Participation
There were no interlocking relationships between Cavco and other entities that might affect the determination of the compensation of our executive officers.

SUMMARY COMPENSATION
The table below summarizes the total compensation paid or earned by each of the named executive officers for fiscal years ended March 31, 2009, March 31, 2008 and March 31, 2007, respectively.

Name and				Stock	Option	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Total
Position	Year	($)	($)	($) (1)	($) (2)	($) (3)	($)
Joseph H. Stegmayer,	2009	236,250	9,660	—	18,586	1,089	265,585
Chairman of the Board,	2008	236,250	470,400	—	167,017	1,089	874,756
President and Chief Executive Officer	2007	236,250	979,620	62,500	456,981	1,089	1,736,440
Daniel L. Urness,	2009	165,000	60,000	12,000	14,600	1,089	252,689
Vice President, Chief Financial Officer	2008	150,000	100,000	11,000	12,167	2,576	275,743
and Treasurer	2007	140,000	80,000	3,855	—	6,173	230,028

(1)	Amounts in this column represent the compensation costs recognized for financial statement reporting purposes under FAS 123R for fiscal years 2009, 2008 and 2007 with respect to awards of restricted common stock (i.e., grant date fair value amortized over the requisite service period, but disregarding any estimate of forfeitures relating to service-based vesting conditions). Grant date fair value is the closing price on date of grant for stock awards. We describe these restricted common stock awards in footnote (1) in the Grants of Plan-Based Awards table.

(2)	Amounts in this column include the compensation cost recognized for financial statement reporting purposes under FAS 123R with respect to awards of options (i.e. grant date fair value amortized over the requisite service period, but disregarding any estimate of forfeitures related to service-based vesting conditions). The amounts described include the fiscal year compensation cost for awards made in fiscal years 2009, 2008 and 2007, under FAS 123R. We describe the assumptions made in this valuation in the Form 10-K for the year ended March 31, 2009.

(3)	All other compensation consists of 401(k) matching contributions, short-term disability, long-term disability and life insurance premiums paid by Cavco.

GRANTS OF PLAN-BASED AWARDS
The following table sets forth certain information with respect to the options and stock granted during or for the fiscal year ended March 31, 2009 to each of our named executive officers listed in the Summary Compensation Table found on page 17.

		All Other Option Awards:		Exercise or Base
		Number of Securities		Price of
	Grant	Underlying		Option Awards
Name	Date	Options (#)		($/Sh)
Joseph H. Stegmayer	—	—		—
Daniel L. Urness	7/10/08	10,000	(1)	32.00

(1)	On July 10, 2008, Mr. Urness was granted a non-qualified option to purchase up to 10,000 shares of common stock for $32.00 per share. The option vests pro rata and is subject to a five year vesting schedule commencing on the first anniversary of the grant date.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table includes certain information with respect to the value of all unexercised options and restricted stock awards previously awarded to the executive officers named above at the fiscal year end, March 31, 2009.

Option Awards					Stock Awards
						Market
		Number of			Number	Value of
		Securities			Of Shares	Shares or
		Underlying			Or Units	Units of
	Number of Securities	Unexercised	Option		Of Stock	Stock That
	Underlying Unexercised	Options	Exercise	Option	That have	Have
	Options (#)	(#)	Price	Expiration	Not vested	Not vested
Name	Exercisable (1)	Unexercisable	($)	Date	(#) (2)	($) (3)
Joseph H. Stegmayer	377,580	—	11.55	12/12/10	—	—
	68,000	—	20.00	6/22/11	—	—
	65,500	—	27.55	5/17/12	—	—
Daniel L. Urness	1,000	4,000	38.16	6/01/14	1,182	27,895
		10,000	32.00	7/10/15

(1)	Mr. Stegmayer’s options are fully vested. Mr. Urness’ options vest 20% on the first anniversary of the grant date and 20% each year thereafter until fully vested.

(2)	These shares consist of an award of 923 shares made on August 9, 2006 and an award of 786 shares made June 1, 2007. See Compensation Discussion and Analysis — Components of Executive Compensation on page 14. The shares awarded vest 20% on the first anniversary of the grant date and 20% on each anniversary year thereafter until fully vested.

(3)	The market value of the restricted shares to Mr. Urness is based on a share price of $23.60 on March 31, 2009.

OPTION EXERCISES AND STOCK VESTED
The following table includes certain information with respect to the options exercised by the executive officers named above and stock vested during the fiscal year ended March 31, 2009.

Option Awards			Stock Awards
	Number of	Value	Number of		Value
	Shares	Realized	Shares		Realized
	Acquired on	on	Acquired		On
	Exercise	Exercise	On Vesting		Vesting
Name	(#)	($)	(#)		($)
Joseph H. Stegmayer	—	—	—		—
Daniel L. Urness	—	—	342	(1)	12,592	(2)

(1)	Reflects the number of shares of restricted common stock that vested in fiscal year ended March 31, 2009.

(2)	157 shares of restricted common stock vested on June 1, 2008. Because no sales of shares were reported on June 1, 2008, the value realized on vesting of these 157 shares is based on the closing share price of $38.34 on May 30, 2008, which is the last preceding date on which a sale of Cavco shares was reported. 185 shares of restricted common stock vested on August 9, 2008. Because no sales of shares were reported on August 9, 2008, the value realized on vesting of these 185 shares is based on the closing share price of $35.53 on August 8, 2008, which is the last preceding date on which a sale of Cavco shares was reported.
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Ernst & Young LLP acted as Cavco’s independent registered public accounting firm to audit its books and records for fiscal year 2009, and the Audit Committee has appointed Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2010, subject to ratification by Cavco stockholders.
If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Cavco and our stockholders.
Representatives of Ernst & Young LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from Cavco stockholders.
Recommendation of the Board
The board of directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2010.
Audit Fees
The Audit Committee has adopted policies and procedures pre-approving all audit and permissible non-audit services performed by Ernst & Young LLP. Under these policies, the Audit Committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to certain dollar limits. Services that do not come under this authority must be pre-approved separately by the Audit Committee. In determining whether or not to pre-approve services, the Audit Committee determines whether the service is a permissible service under the SEC’s rules, and, if permissible, the potential effect of such services on the independence of Ernst & Young LLP.

The aggregate fees billed for professional services by Ernst & Young LLP in the last two fiscal years are as follows:

Type of Fees	Fiscal 2009	Fiscal 2008

Audit Fees	$406,120	$412,060
Audit-Related Fees	0	28,490
Tax Fees	53,435	51,236
All Other Fees	1,500	1,500

Total	$461,055	$493,286

As used in the foregoing table:
•	“Audit Fees” are the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of annual financial statements included in Form 10-K, internal controls, and review of financial statements included in Form 10-Q quarterly reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements;
•	“Audit-Related Fees” are the aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the financial statements, including accounting consultations, due diligence related to business combinations, internal control reviews, and attest services that are not required by statute or regulation;
•	“Tax Fees” are the aggregate fees billed in each of the last two fiscal years fees for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning; and
•	“All Other Fees” includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant for permitted corporate finance assistance and permitted advisory services.
GENERAL
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires Cavco directors and executive officers, and persons who beneficially own more than 10% of a registered class of Cavco’s equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC and NASDAQ. Such persons are required by SEC regulations to furnish Cavco with copies of all Section 16(a) reports that they file with the SEC.
Based solely on its review of the copies of such reports received by it with respect to fiscal year 2009 or written representations from certain reporting persons, Cavco believes that its directors, executive officers and persons who beneficially own more than 10% of a registered class of Cavco’s equity securities have complied with all filing requirements of Section 16(a) for fiscal year 2009 applicable to such persons; however, the grant of stock options made to William C. Boor on July 9, 2008 was not reported on Form 4 until July 14, 2008 when Mr. Boor’s EDGAR passcodes were made available to Cavco.
Certain Relationships and Related Transactions
Transactions with Related Persons
We have entered into Change of Control Agreements with certain of our executive officers. See above under “Compensation Discussion and Analysis — Employment, Severance and Change of Control Arrangements.”

Review, Approval or Ratification of Transaction with Related Persons
Cavco has established policies and other procedures regarding approval of transactions between Cavco and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing, but are evidenced by long standing principles set forth in our code of conduct or adhered to by our board. As set forth in the Audit Committee Charter, as and to the extent required under applicable federal securities laws and related rules and regulations, and/or the NASDAQ Rules, related party transactions are to be reviewed and approved, if appropriate, by the Audit Committee. Generally speaking, we enter into such transactions only on terms that we believe are at least as favorable to Cavco as those that we could obtain from an unrelated third party.
Code of Conduct
Cavco has adopted a code of conduct that applies to all Cavco employees, including Cavco’s Chief Executive Officer, Chief Financial Officer and Controller. Cavco’s code of conduct is designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in reports and documents that Cavco files with, or submits to, the SEC and in other public communications made by Cavco;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt internal reporting of violations of the code of conduct to an appropriate person or persons identified in the code of conduct; and
•	accountability for adherence to the code of conduct.
Cavco has posted the text of its code of conduct on its Internet website at www.cavco.com. Cavco’s code of conduct will remain accessible on its Internet website. However, if Cavco ever desires to remove its code of conduct from its Internet website, then, prior to such removal, Cavco will either file its code of conduct as an exhibit to its Annual Report on Form 10-K filed with the SEC or will undertake to provide a copy of the code of conduct to any person without charge.
Form 10-K
Stockholders entitled to vote at the annual meeting may obtain a copy of Cavco’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, including the financial statements, required to be filed with the SEC, without charge, upon written or oral request to Cavco Industries, Inc., Attention: James P. Glew, Secretary, 1001 N. Central Avenue, Suite 800, Phoenix, Arizona, 85004, (602) 256-6263.
Stockholder Proposals
Cavco’s 2010 annual meeting of stockholders is scheduled to be held on June 29, 2010. To be considered for inclusion in next year’s proxy statement, stockholder proposals, submitted in accordance with the SEC’s Rule 14a-8, must be received at Cavco’s principal executive offices, addressed to the attention of the Secretary, no later than the close of business on January 21, 2010.

For any proposal that is not submitted for inclusion in Cavco’s proxy material for the 2010 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits Cavco’s management to exercise discretionary voting authority under proxies it solicits unless Cavco is notified about the proposal no earlier than January 1, 2010 and no later than April 1, 2010, and the stockholder submitting the proposal satisfies the other requirements of Rule 14a-4(c). Cavco’s bylaws further provide that, to be considered at the 2010 annual meeting, a stockholder proposal relating to the nomination of a person for election as a director must be submitted in writing and received by the Secretary at the principal executive offices of Cavco no earlier than January 1, 2010 and no later than April 1, 2010, and must contain the information required by Cavco’s bylaws. Any stockholder wishing to receive a copy of Cavco’s bylaws should direct a written request to the Secretary at Cavco’s principal executive offices.
Cavco Website
In this proxy statement, we state that certain information and documents are available on the Cavco website. These references are merely intended to suggest where additional information may be obtained by our stockholders, and the materials and other information presented on our website are not incorporated in and should not otherwise be considered part of this proxy statement.

By Order of the Board of Directors

JAMES P. GLEW
Secretary

The Board of Directors recommends a vote “FOR” the election of the two nominees in Item 1 and “FOR” Item 2.

	Please mark your votes as indicated in this example	☒

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

1. Election of two directors to serve until the Annual Meeting of Stockholders in 2012.	☐	☐	☐	2.	Ratification of the appointment of independent auditor for fiscal 2010.	☐	☐	☐

Nominees 01 Steven G. Bunger 02 Jack Hanna
				3.	In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) * Exceptions
UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO DIRECTOR NOMINEES NAMED IN ITEM 1 AND FOR ITEM 2, and, at the discretion of the named proxies, upon such other business as may properly be brought before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.

Mark Here for Address Change or Comments SEE REVERSE	☐	Will Attend Meeting	☐	YES

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

CAVCO INDUSTRIES

INTERNET
http://www.proxyvoting.com/cvco
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

CAVCO INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS – JUNE 30, 2009
The undersigned hereby appoints William C Boor and David A. Greenblatt, or either of them, proxy, with full power of substitution, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Cavco Industries, Inc. to be held June 30, 2009, or any adjournment thereof, all shares of Common Stock of Cavco Industries, Inc. registered in the name of the undersigned at the close of business on May 8, 2009.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN ITEM 1 AND FOR ITEM 2. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 3.
By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Annual Meeting and Proxy Statement for the June 30, 2009 Annual Meeting.
READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE ▲
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.